 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-233896-01
Prospectus Supplement
(To Prospectus dated September 23, 2019)
$400,000,000
Piedmont Natural Gas Company, Inc.
5.05% Senior Notes due 2052

Piedmont Natural Gas Company, Inc. is offering $400,000,000 aggregate principal amount of 5.05% senior notes due 2052 (the “Notes”). The per annum interest rate on the Notes will be 5.05%. We will pay interest on the Notes semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2022. The Notes will mature as to principal on May 15, 2052. We may redeem the Notes at our option at any time and from time to time, in whole or in part, as described in this prospectus supplement under the caption “Description of the Notes — Optional Redemption.” The Notes will not be entitled to the benefit of any sinking fund.
The Notes will be our direct, senior unsecured and unsubordinated obligations, ranking equally in right of payment with all of our existing and future senior unsecured indebtedness and be effectively subordinated (to the extent of underlying collateral) to any of our secured indebtedness now outstanding or that we may incur in the future.
The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or include them in any automated quotation system. Please read the information provided under the caption “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a more detailed description of the Notes.
Investing in the Notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement.
	Price to the Public(1)	Underwriting Discount(2)	Proceeds to Piedmont Natural Gas Company, Inc. Before Expenses
Per Note	99.129%	0.875%	98.254%
Total Notes	$396,516,000	$3,500,000	$393,016,000

(1)
Plus accrued interest from May 13, 2022, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $500,000, including in respect of expenses incurred by us in connection with this offering. See “Underwriting” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect the Notes to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about May 13, 2022.

Joint Book-Running Managers
Mizuho Securities  RBC Capital Markets  SMBC Nikko  Wells Fargo Securities
MUFG                                            US Bancorp
Co-Managers
BNY Mellon Capital Markets, LLC	Loop Capital Markets	Regions Securities LLC
Cabrera Capital Markets LLC		C.L. King & Associates

The date of this prospectus supplement is May 10, 2022.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.
It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Piedmont,” “we,” “us” and “our” or similar terms are to Piedmont Natural Gas Company, Inc. and its subsidiaries. References in this prospectus supplement to “Debt Securities” are to debt securities issued under the Indenture (as defined under “Description of the Notes” below) and from time to time outstanding.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Piedmont Natural Gas Company, Inc., nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Piedmont Natural Gas Company, Inc., nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Notes involves risks. See “Risk Factors” in this prospectus supplement.
Piedmont Natural Gas Company, Inc.
Piedmont Natural Gas Company, Inc., a North Carolina corporation and a direct, wholly-owned subsidiary of Duke Energy Corporation, is a regulated public utility primarily engaged in the distribution of natural gas to over 1.1 million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities who are wholesale customers. As of December 31, 2021, our asset portfolio included approximately 27,300 miles of natural gas distribution and transmission pipelines and 21,200 miles of natural gas service lines.
The address of our principal executive offices is 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. Our telephone number is (704) 364-3120.
The foregoing information about Piedmont is only a general summary and is not intended to be comprehensive. For additional information about Piedmont, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus supplement.

The Offering
Issuer
Piedmont Natural Gas Company, Inc.
Notes Offered
We are offering $400 million aggregate principal amount of the Notes.
Maturity Date
The Notes will mature on May 15, 2052.
Interest Rate
The per annum interest rate on the Notes will be 5.05%.
Interest Payment Dates
Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2022.
Ranking
The Notes are a new series of Debt Securities under the Indenture (as defined herein). The Notes will be our direct, senior unsecured and unsubordinated obligations, ranking equally in right of payment with all of our existing and future senior unsecured indebtedness and be effectively subordinated (to the extent of underlying collateral) to any of our secured indebtedness now outstanding or that we may incur in the future. As of December 31, 2021, we had approximately $3.0 billion of unsecured indebtedness and no outstanding secured indebtedness. The Indenture does not limit the aggregate principal amount of Debt Securities that we may issue under it at any time or from time to time in one or more series.
Optional Redemption
Prior to November 15, 2051 (the date that is six months prior to the maturity date of the Notes (the “Par Call Date”)), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (b) interest accrued to the redemption date; and

•
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes — Optional Redemption” in this prospectus supplement.
Further Issuances
Subject to the terms of the Indenture, we may, at any time, without the consent of the holders of the Notes, create and issue additional Debt Securities having the same ranking, interest rate, maturity and other terms as the Notes being offered hereby (except for the issue date, the price to the public and, if applicable, the initial interest accrual date and the first interest payment date); provided, however, that such additional Debt Securities must be fungible with the Notes for U.S. federal income tax purposes, and any such additional Debt Securities, together with the Notes, will be taken to constitute the same series of Debt Securities under the Indenture.
No Sinking Fund
The Notes will not be entitled to the benefit of a sinking fund.
Use of Proceeds
The net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters’ payment to us, will be approximately $393.1 million. We intend to use the net proceeds from the sale of the Notes (i) to pay down a portion of our outstanding intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and (ii) for general corporate purposes. At March 31, 2022, we had approximately $360 million of outstanding short-term money-pool borrowings at an annual interest rate of 0.53%. A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes. See “Use of Proceeds” in this prospectus supplement.
Book-Entry
We will initially issue the Notes in the form of one or more book-entry debt securities (the “Book-Entry Debt Securities”). The Book-Entry Debt Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee. Except in limited circumstances, the Book-Entry Debt Securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may elect to hold interests in the Book-Entry Debt Securities through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System. See “Description of the Notes — Book-Entry System” in this prospectus supplement.
Governing Law
The Indenture and the Notes will be governed by New York law.
Trustee
The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS
You should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2021, which has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
•
The impact of the COVID-19 pandemic;

•
State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The ability to recover eligible costs, including costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•
Industrial, commercial and residential growth or decline in our service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification and use of alternative energy sources;

•
Advancements in technology;

•
Additional competition in natural gas markets and continued industry consolidation;

•
The influence of weather and other natural phenomena on our operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

•
Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns;

•
Operational interruptions to our natural gas distribution and transmission activities;

•
The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•
The impact on our facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

•
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, and general market and economic conditions;

•
Our credit ratings may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans and other post-retirement benefit plans;

•
Construction and development risks associated with the completion of our capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
The ability to control operation and maintenance costs;

•
The level of creditworthiness of counterparties to transactions;

•
The ability to obtain adequate insurance at acceptable costs;

•
Employee workforce factors, including the potential inability to attract and retain key personnel;

•
The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•
The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•
The impacts from potential impairments of goodwill or equity method investment carrying values; and

•
The ability to implement our business strategy, including Duke Energy Corporation’s carbon emission reduction goals.

Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
The net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters’ payment to us, will be approximately $393.1 million. We intend to use the net proceeds from the sale of the Notes (i) to pay down a portion of our outstanding intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and (ii) for general corporate purposes. At March 31, 2022, we had approximately $360 million of outstanding short-term money-pool borrowings at an annual interest rate of 0.53%.
A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth in the accompanying prospectus under “Description of Debt Securities,” to which reference is hereby made. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the accompanying prospectus or in the Indenture referred to therein. As used in this section, the terms “we,” “us,” “our,” “the Company,” and “Piedmont” refer to Piedmont Natural Gas Company, Inc. only and not to its subsidiaries.
We will issue the Notes as a new series of Debt Securities under an indenture, dated as of April 1, 1993 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). The Original Indenture is supplemented by various supplemental indentures, including by the Twelfth Supplemental Indenture to be dated as of May 13, 2022, which establishes the specific terms of the Notes. In the following discussion, we will refer to the Original Indenture and all indentures supplemental to the Original Indenture together as the “Indenture.”
The following description, together with the “Description of Debt Securities” in the accompanying prospectus, is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definition of certain terms used in the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes.
General
The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes will initially be limited to $400 million aggregate principal amount and will mature on May 15, 2052. If the maturity date for the Notes falls on a day that is not a Business Day, the payment due on the maturity date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay).
The Notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2022, to the persons in whose name each Note is registered at the close of business on the record date for the applicable interest payment date, which will be the close of business on (i) the Business Day immediately preceding such interest payment date so long as all of the Notes remain in the form of a Book-Entry Debt Security or (ii) the fifteenth calendar day next preceding such interest payment date (whether or not such day is a Business Day) if any of the Notes do not remain in the form of a Book-Entry Debt Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). If any date on which interest or principal is payable on the Notes is not a Business Day, then payment of the interest or principal payable on that date, as applicable, will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay). The term “Business Day” means any day which is not a Saturday, a Sunday or a day on which banks and trust companies in New York, New York, or Charlotte, North Carolina, are authorized or obligated by law, regulation or executive order to remain closed.
The Notes will be our direct, senior unsecured and unsubordinated obligations, exclusively, and not the obligation of any of our affiliates. The Notes will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and be effectively subordinated (to the extent of underlying collateral) to any of our secured indebtedness now outstanding or that we may incur in the future. As of December 31, 2021, we had approximately $3.0 billion of unsecured indebtedness and no outstanding secured indebtedness.
The Notes will be issued only in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

We will initially offer $400 million aggregate principal amount of the Notes. Subject to the terms of the Indenture, we may, at any time, without the consent of the holders of the Notes, create and issue additional Debt Securities having the same ranking, interest rate, maturity and other terms as the Notes being offered hereby (except for the issue date, the price to the public and, if applicable, the initial interest accrual date and the first interest payment date); provided, however, that such additional Debt Securities must be fungible with the Notes for U.S. federal income tax purposes, and any such additional Debt Securities, together with the Notes, will be taken to constitute the same series of Debt Securities under the Indenture.
We will be entitled to defease the Notes subject to compliance with the terms of the Indenture. See “Description of Debt Securities — Satisfaction and Discharge” in the accompanying prospectus. We may at any time purchase Notes at any price in the open market, by tender or by private agreement, subject to applicable law (including, without limitation, federal securities laws). The Notes will not be entitled to the benefit of a sinking fund.
Optional Redemption
Prior to November 15, 2051 (the date that is six months prior to the maturity date of the Notes (the “Par Call Date”)), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the redemption date; and

•
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
For purposes of the optional redemption provisions, the following term has the following meaning:
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:
•
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the redemption price.
Notice of any redemption will be mailed (or, as long as the Notes are represented by one or more Book-Entry Debt Securities, transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. So long as the Notes are registered in the name of DTC or its nominee, if less than all of the Notes are to be redeemed, the particular Notes or portions of such Notes to be redeemed will be selected by DTC in such manner as it shall determine.
Notwithstanding the foregoing, any notice of redemption at our option may state that such redemption will be conditional upon receipt by the Trustee on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such Notes and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such Notes.
Additional Information
For important information about the Notes, including (i) the limitation on liens covenant for the benefit of the Notes, (ii) a description of the events of default and related remedies under the Indenture and (iii) certain information relating to modification of the Indenture, see “Description of Debt Securities” in the accompanying prospectus.
Book-Entry System
We will initially issue the Notes in the form of one or more Book-Entry Debt Securities. The Book-Entry Debt Securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee. Except in limited circumstances, the Book-Entry Debt Securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder may hold beneficial interests in the Book-Entry Debt Securities directly through DTC if such holder has an account with DTC or indirectly through organizations which have accounts with DTC.
Investors may elect to hold interests in Book-Entry Debt Securities through either DTC in the United States or Clearstream or the Euroclear System, in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).
DTC
DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of institutions that have accounts with DTC, or participants, and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
We expect that pursuant to procedures established by DTC, upon the deposit of the Book-Entry Debt Securities with DTC, DTC will credit on its book entry registration and transfer system the principal amount of Notes represented by such Book-Entry Debt Securities to the accounts of participants. Ownership of beneficial interests in the Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Book-Entry Debt Securities will be shown on and the transfer of those ownership interests will be effected only through records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Book-Entry Debt Security other than participants). All interests in a Book-Entry Debt Security deposited with DTC are subject to the procedures and requirements of DTC.
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Book-Entry Debt Securities.
So long as DTC (or its nominee) is the registered holder and owner of a Book-Entry Debt Security, DTC (or such nominee) will be considered the sole legal owner and holder of the Notes evidenced by such Book-Entry Debt Security for all purposes of such Notes and the Indenture. Except in limited circumstances, as an owner of a beneficial interest in a Book-Entry Debt Security, you will not be entitled to have the Notes represented by such Book-Entry Debt Security registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any notes under such Book-Entry Debt Security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Book-Entry Debt Security desires to take any action that DTC, as the holder of such Book-Entry Debt Security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal of, premium, if any, and interest on the Notes represented by the Book-Entry Debt Securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Book-Entry Debt Securities.
We expect that DTC (or its nominee), upon receipt of any payment of principal of, premium, if any, or interest on the Book-Entry Debt Securities, will credit the accounts of its relevant participants or account holders, as applicable, with payments in amounts proportionate to its respective beneficial interest in the principal amount of the applicable Book-Entry Debt Security as shown on the records of DTC (or its nominee). We also expect that payments by participants or indirect participants or account holders, as applicable, to owners of beneficial interests in the Book-Entry Debt Securities held through such participants or indirect participants or account holders will be governed by standing instruction and customary practices and will be the responsibility of such participants or indirect participants or account holders, as applicable. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Book-Entry Debt Securities for any Notes or for

maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants, or the relationship between such participants or indirect participants, and the owners of beneficial interests in the Book-Entry Debt Securities owning through such participants.
All amounts payable under the Notes will be payable in U.S. dollars, except as may otherwise be agreed between any applicable securities clearing system and any holders. Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of any applicable securities clearing system) applicable thereto. None of the Trustee, us or any of our or their respective agents shall be liable to any holder of a Book-Entry Debt Security or other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection therewith. Investors may be subject to foreign exchange risks that may have important economic and tax consequences to them.
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered. None of the Trustee, the paying agent, or us will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear System participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the Notes by or through a Clearstream participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Notes that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below).
This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Notes as part of a hedge or other integrated transaction, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Code, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase Notes. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.
We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.
Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is neither a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Notes, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.
Interest
It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and subject to the discussions below under “Foreign Account Tax Compliance Act” and “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a United States person.
If interest on the Notes is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Notes generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).
If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty branch profits tax rate). If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
Sale, Redemption, or Other Taxable Disposition of the Notes
Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale, redemption, or other taxable disposition of the Notes. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes (after being offset by certain U.S. source capital losses).
Information Reporting and Backup Withholding
Information returns will be filed annually with the IRS in connection with payments we make on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale, redemption, or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on payments on the Notes or on the proceeds from a sale, redemption, or other disposition of the Notes. The certification procedures required to claim the exemption from withholding on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules (“FATCA”), a 30% U.S. withholding tax is imposed on certain payments (which includes interest payments on the Notes) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of the Notes.

UNDERWRITING
We have entered into an underwriting agreement with respect to the Notes with the underwriters listed below for whom Mizuho Securities USA LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Notes indicated in the following table:
Name	Principal Amount of Notes
Mizuho Securities USA LLC	$60,000,000
RBC Capital Markets, LLC	60,000,000
SMBC Nikko Securities America, Inc.	60,000,000
Wells Fargo Securities, LLC	60,000,000
MUFG Securities Americas Inc.	40,000,000
U.S. Bancorp Investments, Inc.	40,000,000
BNY Mellon Capital Markets, LLC	24,000,000
Loop Capital Markets LLC	24,000,000
Regions Securities LLC	24,000,000
Cabrera Capital Markets LLC	4,000,000
C.L. King & Associates, Inc.	4,000,000
Total	$400,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Notes if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The underwriters are offering the Notes subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Discount
The Notes sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at that price less a concession not in excess of 0.450% of the principal amount of the Notes. The underwriters may allow, and those dealers may reallow, a discount not in excess of 0.300% of the principal amount of the Notes to certain other dealers and brokers. If all the Notes are not sold at the price to the public, the underwriters may change the price to the public and the other selling terms.
The expenses of this offering, not including the underwriting discount, are estimated to be approximately $396,000. The underwriters have agreed to make a payment to us in an amount equal to $500,000, including in respect of expenses incurred by us in connection with this offering.
Settlement
It is expected that delivery of the Notes will be made against payment for the Notes on or about the date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement should consult their own advisors.
New Issue of Notes
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the Notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of the Notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in process.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
Certain of the underwriters or their affiliates have a lending relationship with us and our affiliates. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Theodore F. Craver, Jr., who serves as a member of Duke Energy Corporation’s Board of Directors, serves as a member of Wells Fargo & Company’s Board of Directors, which is an affiliate of Wells Fargo Securities, LLC, one of the underwriters in this offering.
Selling Restrictions
European Economic Area
Prohibition of Sales to EEA Retail Investors
The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom
Prohibition of Sales to United Kingdom Retail Investors
The Notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Piedmont Natural Gas Company, Inc.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the Notes will be passed upon for Piedmont Natural Gas Company, Inc. by Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Piedmont Natural Gas Company, Inc. Certain legal matters with respect to the offering of the Notes will be passed upon for Piedmont Natural Gas Company, Inc. by Hunton Andrews Kurth LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to affiliates of Piedmont Natural Gas Company, Inc. in connection with various matters.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation’s website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:
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Annual Report on Form 10-K for the year ended December 31, 2021;

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Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022; and

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Current Report on Form 8-K filed on March 21, 2022.

We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and Quarterly Report on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Piedmont Natural Gas Company, Inc. and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Piedmont Natural Gas Company, Inc. and its consolidated subsidiaries) contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Piedmont Natural Gas Company, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus
Piedmont Natural Gas Company, Inc.
Debt Securities
From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 5 of this prospectus before you invest in any of our securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 23, 2019.

i

REFERENCES TO ADDITIONAL INFORMATION
This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:
Investor Relations Department
Piedmont Natural Gas Company, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)
See “Where You Can Find More Information” in this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Piedmont Natural Gas Company filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of debt securities, and may issue any of such securities in one or more offerings.
This prospectus provides general descriptions of the securities Piedmont Natural Gas Company may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Piedmont,” “Piedmont Natural Gas Company,” “the Company,” “we,” “us” and “our” or similar terms are to Piedmont Natural Gas Company, Inc.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY
Piedmont Natural Gas Company, Inc., a North Carolina corporation and a direct, wholly-owned subsidiary of Duke Energy Corporation, is an energy services company whose principal business is the distribution of natural gas to over 1 million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities who are Piedmont’s sales for resale customers. As of December 31, 2018, our asset portfolio included approximately 26,100 miles of natural gas distribution and transmission pipelines and 20,700 miles of natural gas service lines.
Our principal executive offices are maintained at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number is (704) 364-3120.
The foregoing information about Piedmont Natural Gas Company is only a general summary and is not intended to be comprehensive. For additional information about Piedmont Natural Gas Company, you should refer to the information described under the caption “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any offered securities:
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to redeem or purchase from time to time presently outstanding securities when we anticipate those transactions will result in an overall cost savings;

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to repay maturing securities;

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to finance our ongoing construction program; or

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for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
The following description sets forth general terms and provisions of the debt securities that we may offer with this prospectus. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.
The debt securities will be unsecured obligations of Piedmont Natural Gas Company and will either be senior or subordinated debt. We will issue senior debt securities under a senior indenture, dated as of April 1, 1993, as supplemented to the date hereof, between Piedmont Natural Gas Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A (the “Senior Indenture”). We will issue subordinated debt securities, which may include junior subordinated debt securities, under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” References to the “Trustee” means The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A., or any other successor trustee under the Indentures. Unless otherwise specified in this prospectus, references to the “Debt Securities” means the senior debt securities and subordinated debt securities issued under the Indentures, and the descriptions of Debt Securities describe both the senior Debt Securities and the subordinated Debt Securities unless otherwise specified in this prospectus or any prospectus supplement.
Because this section is a summary of some of the terms of the Indentures, it does not describe every aspect of the Debt Securities. You should refer to the applicable Indenture for a complete description of its provisions and the definitions of terms used in it, because such Indenture, and not this description, will define your rights as a holder of Debt Securities. Whenever we refer to particular sections or defined terms of the Indentures in this prospectus or in any applicable supplement, we are incorporating by reference those sections or defined terms in this prospectus or the applicable prospectus supplement.
The Senior Indenture and the form of Subordinated Indenture are exhibits to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the Indentures and any supplements.
General Terms of Our Debt Securities
The Debt Securities may be issued from time to time in one or more series. The Indentures do not limit the aggregate principal amount of Debt Securities that we may issue under either Indenture at any time or from time to time in one or more series.
The particular terms of each issue of Debt Securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of Debt Securities, will be described in the applicable prospectus supplement. You should read the applicable prospectus supplement for some or all of the following terms of the series of Debt Securities offered by such supplement, as applicable:
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the title of the offered Debt Securities;

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any limit on the aggregate principal amount of the offered Debt Securities;

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the person to whom any interest on the offered Debt Securities will be payable, if other than the person in whose name that offered Debt Security is registered at the close of business on the record date for such interest and the relevant record dates for the payment of interest;

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the date or dates on which the principal of the offered Debt Securities is payable;

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the rate or rates at which the offered Debt Securities will bear interest, if any, or the formula that will be used to determine such rate or rates, the date or dates from which any such interest will accrue and the date or dates for any interest payable and the record dates for interest payable;

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the place or places where the principal, premium (if any) and interest on the offered Debt Securities will be payable and the method of such payment;

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the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, in whole or in part, at our option;

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our obligations, if any, to purchase or redeem the offered Debt Securities under any sinking fund or analogous provision or at the option of holders of such securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the denominations in which the offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; if the amount of payments of principal, premium (if any) or interest on the offered Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined;

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whether the offered Debt Securities will be issuable in whole or in part in the form of one or more global securities and, if so, the securities depository or depositories for such global security or securities and the circumstances under which any such global security or securities may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depository or its nominee, other than as set forth in the Indenture;

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any provisions for conversion into or exchange of the Debt Securities for other securities of Piedmont Natural Gas Company or any other entity, including the terms of any mandatory conversion;

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if other than the principal amount thereof, the portion of the principal amount of the offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof;

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any modification, amendment or addition to our covenants;

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whether the offered Debt Securities will be subject to defeasance or covenant defeasance or other means of satisfaction and discharge;

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any additional events of default; and

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any other terms or provisions of the offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

We may issue Debt Securities with terms different from those of Debt Securities already issued and outstanding. There is no requirement that we issue Debt Securities in the future under either Indenture, and we may use other indentures or documentation, containing different provisions, in connection with future issues of other Debt Securities.
Unless the applicable prospectus supplement provides differently, we will issue the Debt Securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. Unless the applicable prospectus supplement provides differently, the Trustee will register the transfer of any Debt Securities at its offices. There will be no service charge for any registration of transfer or exchange of the Debt Securities, although we may require that purchasers of the Debt Securities pay any tax or other governmental charge associated with the registration.
We may issue Debt Securities as original issue discount securities, to be sold at a discount below their principal amount. The applicable prospectus supplement will describe any special federal income tax and other considerations applicable to such securities.
Exchange Registration and Transfer
We will not be required to exchange or register a transfer of (i) any series of Debt Securities for a period of 15 days next preceding the giving of the notice of any redemption of such series or (ii) any such series selected, called or being called for redemption except, in the case of any such series to be redeemed in part, that portion not being redeemed.
Redemption
Any terms for the optional or mandatory redemption of the Debt Securities will be set forth in the applicable prospectus supplement. Except as shall otherwise be provided with respect to the Debt Securities redeemable at the option of the holder, Debt Securities will be redeemable only upon notice, given in accordance with the applicable Indenture, not less than 30 nor more than 60 days prior to the date fixed for redemption, except as otherwise set forth in the applicable prospectus supplement, and, if less than all of a series of Debt Securities are to be redeemed, the Trustee shall select the particular Debt Securities to be redeemed in such manner as it deems fair and appropriate; provided, however, that global Debt Securities that are to be partially redeemed shall be selected in accordance with the procedures of the relevant depositary. The Indentures limit our ability to redeem Debt Securities if an event of default has occurred and is continuing.
Covenants
Under the Senior Indenture, we have agreed to three principal restrictions on our activities for the benefit of holders of the senior Debt Securities. The restrictive covenants summarized below will apply to a series of senior Debt Securities (unless waived or amended) as long as any of those senior Debt Securities are outstanding or unless the prospectus supplement for the series states otherwise.
The covenants contained in the Indentures and the Debt Securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The existing protective covenants applicable to the Debt Securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management or any of our affiliates or their management, but may not prevent such a transaction from taking place.
Property.  To the extent necessary for our business to be properly conducted, in our judgment, we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order. We will also cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements to be made to such properties. This covenant does not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business.
Limitation on Liens.  We will not create, assume or suffer to exist, and will not permit, cause or suffer any subsidiary to create, assume or suffer to exist, except in our favor, any mortgage, pledge or other lien or encumbrance of or upon any of our or its properties or assets (including stock and other securities of subsidiaries) without making effective provisions to secure equally and ratably the senior Debt Securities then outstanding and other indebtedness entitled to be so secured, except that we or a subsidiary, without so securing the senior Debt Securities, may create, assume or suffer to exist:
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certain purchase money and existing liens in connection with property acquisitions and the extension, renewal or refunding of the same;

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pledges of current assets, in the ordinary course of business, to secure current liabilities;

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liens on property to secure obligations to pay all or a part of the purchase price of such property only out of or measured by oil or gas production or the proceeds thereof, or liens upon production from oil and gas property or the proceeds of such production, to secure obligations to pay all or part of the expenses of exploration, drilling or development of such property only out of such production or proceeds;

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mechanics’ or materialman’s liens, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payments of money), deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds and deposits as security for payment of taxes or assessments or similar charges and liens or security interests given in connection with bid or completion bonds;

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liens arising by reason of deposits with, or the giving of security to, a governmental agency as a condition to the transaction of business or the exercise of a privilege or license, or to enable us or a subsidiary to maintain self-insurance or participate in any funds established to cover any insurance risks in connection with workmen’s compensation, unemployment insurance, old age pension or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

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pledges or assignments of accounts receivable, including customers’ installment paper, to banks or others (including to or by any subsidiary which is principally engaged in the business of financing our business and the business of our subsidiaries) made in the ordinary course of business;

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liens of taxes or assessments that are (1) for the current year, (2) not due or (3) already due but are being contested in good faith and against which an adequate reserve has been established;

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judgments or liens the finality of which is being contested and execution on which is stayed;

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assessments or similar encumbrances the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired;

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certain landlords’ liens so long as the rent secured thereby is not in default;

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liens on the assets of any limited liability company organized under a limited liability company act of any state in which a limited liability company is permitted to be treated as a partnership or disregarded for federal income tax purposes; and

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liens not otherwise permitted if, at the time, and after giving effect thereto, the creation or assumption of any lien, the aggregate amount of all of our consolidated indebtedness secured by such liens does not exceed 10% of our Consolidated Total Assets. “Consolidated Total Assets” means, as of any determination date, the total assets of us and our subsidiaries as set forth or reflected on our most recent consolidated balance sheet, prepared in accordance with generally accepted accounting principles in the United States.

For purposes of this covenant, a “subsidiary” is any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, by us directly or indirectly through one or more intermediaries.
Corporate Existence.  Subject to the provisions described under the heading “Consolidation, Merger or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our and our subsidiaries’ corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve, or cause any subsidiary to preserve, any such right or franchise or to keep in full force and effect the corporate existence of any subsidiary if, the Company determines preservation is no longer desirable in the conduct of our business and the loss thereof is not disadvantageous in any material respect to the holders of any series of senior Debt Securities.
Consolidation, Merger or Sale
We may not merge into or consolidate with any other corporation, or sell or convey our properties and assets substantially as an entirety to any person, unless:
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either we shall be the continuing corporation, or the successor corporation (if other than us) shall be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and such corporation shall expressly assume, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the Debt Securities under the applicable Indenture and the due and punctual performance and observance of all of our covenants and conditions under the applicable Indenture;

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we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

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we satisfy other conditions described in the applicable Indenture.

Because there is no definitive standard under the laws of the State of New York that clearly defines the threshold for the sale or conveyance of substantially all of our assets, it may be difficult for the holders of our Debt Securities to: (1) determine whether our covenant (relating to merger, consolidation and sale of assets) has been breached, (2) declare an event of default and (3) exercise their acceleration rights. In addition, there can be a difference in understanding between us and the holders of our Debt Securities regarding whether a specific asset sale or sales triggers a sale of “substantially all” of our assets. Lastly, in the event that the holders of our Debt Securities elect to exercise their rights under either Indenture and we contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase “substantially all.”
Payment and Paying Agent
The principal, premium (if any) and interest (if any) on Debt Securities not represented by a global security will be payable in immediately available funds at the office or agency of the paying agent or paying agents as we may designate from time to time, provided that, at our option, interest may be paid by check mailed to the holders entitled thereto at their last addresses as they appear in the Debt Security Register. The Trustee is designated as our sole paying agent and its principal corporate trust office in the Borough of Manhattan, the City of New York, is the office where the Debt Securities may be presented for payment, for the registration of transfer and for exchange and where notices and demands to or upon us in respect of the Debt Securities or of the Indentures may be served. Unless otherwise indicated in the applicable prospectus supplement, interest payments shall be made to the person in whose name any debt security is registered at the close of business on the record date with respect to an interest payment date. All moneys paid by us to a paying agent for the payment of principal, premium (if any) or interest on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us upon request, and the holder of such Debt Security will thereafter look only to us for payment thereof.
Events of Default and Rights of Acceleration
The following are events of default under the Indentures with respect to any series of Debt Securities, unless it is either inapplicable to a particular series or is specifically deleted or modified in any supplemental indenture or board resolution under which such series is issued:
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default in the payment of the principal or premium (if any) on any of the Debt Securities of such series when due and payable;

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default in the payment of any installment of interest upon any of the Debt Securities of such series when due and payable, and continuance of such default for a period of 30 days;

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default in the payment of any sinking or purchase fund payment or analogous obligation with respect to such series when due and payable;

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failure by us to observe or perform any other of our covenants or agreements in the Debt Securities or the applicable Indenture for a period of 90 days after written notice of such failure, requiring us to remedy such failure, has been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

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a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including the Indenture) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $50,000,000 principal amount of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in an excess of $50,000,000 of principal amount of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice has been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; or

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certain events in bankruptcy, insolvency or other similar occurrences as more fully described in the Indentures.

The applicable prospectus supplement will describe any additional events of default that may be added to the Indentures for a particular series of Debt Securities.
Each of the Indentures provides that if an event of default described in clause (a), (b), (c), (d) or (e) has occurred and is continuing, and in each and every such case, unless the principal amount of all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of each series affected thereby then outstanding (voting as one class), by notice to us (and to the Trustee if given by securityholders) may declare the principal amount of all the Debt Securities (or, with respect to original issue discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) affected thereby to be due and payable immediately, or, if an event of default described in clause (f) has occurred and is continuing, and unless the principal of all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class), by notice to us (and to the Trustee if given by securityholders), may declare the principal of all the Debt Securities (or, with respect to original issue discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) to be due and payable immediately. The holders of a majority in principal amount of the outstanding Debt Securities of all series affected thereby (voting as one class) may waive our compliance of covenants or conditions provided for in the applicable Indenture. In some circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of the holders of all the Debt Securities of such series, waive any past default or rescind and annul a declaration of acceleration and its consequences under the applicable Indenture, except a default (1) in the payment of principal, premium (if any) or interest on any Debt Security of such series or (2) in respect of a covenant or provision of the Indentures which cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected.
Each of the Indentures provides that the holders of a majority in principal amount of the outstanding Debt Securities of each series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of that series, except for such directions that are in conflict with statute, rule of law or the Indenture, any other action by Trustee deemed proper by the Trustee not inconsistent with such direction and any action the Trustee determines might involve it in personal liability or would be unjustly prejudicial to the holders of Debt Securities of such series not consenting to such direction. Otherwise, a holder of Debt Securities of a series may not pursue any remedy with respect to the Indentures or any Debt Securities of that series unless:
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the holder of Debt Securities of that series gives the Trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding make a written request to the Trustee to pursue the remedy;

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the holder or holders of Debt Securities of that series offer the Trustee reasonable indemnity against any costs, liability or expense incurred in connection therewith;

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the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding do not give the Trustee a direction that is inconsistent with the request.

However, these limitations do not apply to the right of any holder of any Debt Securities to receive payment of the principal of, premium, if any, and interest on the Debt Securities of a series or to bring suit for the enforcement of any such payment on or after the due date expressed in the Debt Securities, which right shall not be impaired or affected without the consent of the holder.
We will be required to furnish to the Trustee annually a statement as to our performance and observance of and compliance with certain of our obligations under each Indenture and written notice of any default or event of default within five (5) days after we become aware of any such default or event of default.

Under each Indenture, the Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults with respect to such series within 90 days after the occurrence of such a default known to the Trustee; provided that, except in the case of default in the payment of principal or interest on any of the Debt Securities, or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if the trustee committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. No notice of default with respect to the payment of any sinking or purchase fund will be given until at least 30 days after the occurrence thereof.
Modification of the Indentures
Each Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of all series of the Debt Securities to be affected at the time outstanding under the applicable Indenture (voting as one class), to enter into indentures supplemental to or modifying the applicable Indenture or the rights of the holders of such Debt Securities, except that no such modification shall (a) extend the fixed maturity, reduce the principal amount or premium (if any) or reduce the rate or extend the time of payment of interest on any Debt Security without the consent of the holder of each Debt Security so affected; or (b) reduce the percentage in principal amount of the outstanding Debt Securities, the consent of whose holders is required for any such modification, without the consent of the holders of all Debt Securities then outstanding.
Without the consent of any holders of Debt Securities, we and the Trustee may enter into one or more supplemental indentures (which shall conform to the effective provisions of the Trust Indenture Act) for any of the following purposes:
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to evidence the succession of another corporation to us, or successive successions and the assumption by the successor corporation of our covenants, agreements and obligations;

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to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of the Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additions, an event of default permitting the enforcement of all remedies provided in the applicable Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

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to provide for the issuance under the applicable Indenture of Debt Securities, whether or not then outstanding, in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities issued under such Indenture in fully registered form;

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to modify, eliminate or add to the provisions of the applicable Indenture to such extent as shall be necessary to effect the qualification of such Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to such Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

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to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

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to evidence and provide for the acceptance and appointment hereunder of a successor trustee with respect to the Debt Securities of one or more series and to add or change any provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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to change or eliminate any provision of the applicable Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the holders of the Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under the Indenture;

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to provide collateral security for the Debt Securities;

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to change any place where (1) the principal, premium (if any) and interest on Debt Securities of any series shall be payable; (2) any Debt Securities of any series may be surrendered for registration of transfer; (3) Debt Securities of any series may be surrendered for exchange; and (4) notices and demands to or upon us in respect of the Debt Securities of any series and the applicable Indenture may be served; and

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to establish the form or terms of Debt Securities of any series as permitted by the Indenture.

The Trustee is authorized by the Indentures to join with us in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained in any such supplemental indenture and to accept the conveyance, transfer, assignment, mortgage or pledge of any property under such supplemental indenture. The Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under the Indentures or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until it has been duly executed and delivered by the Trustee.
Senior Debt Securities
The senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries. Any such limitations will also be described in the applicable prospectus supplement.
Subordination Provisions for Subordinated Debt Securities
Any subordinated Debt Securities issued under the Subordinated Indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness. The following provisions will apply to the subordinated Debt Securities unless otherwise specified in the applicable prospectus supplement:
Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated Debt Securities, if any, the payment of principal, any premium and interest on the subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated Debt Securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated Debt Securities. These circumstances include the following circumstances:
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we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

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we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

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the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “— Default and Rights of Acceleration.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated Debt Securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated Debt

Securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the Trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage cannot last more than the number of days specified in the Subordinated Indenture or in any supplemental indenture under which subordinated Debt Securities are issued.
These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated Debt Securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated Debt Securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated Debt Securities.
The Subordinated Indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.
“Senior Indebtedness” is defined in the Subordinated Indenture to mean, with respect to us,
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the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

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all our capital lease, purchase money and similar obligations;

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all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

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all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement or any obligation under options or any similar credit or other transaction;

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all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

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all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

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all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

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all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

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all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above;

whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any indebtedness of the Company owed to any of its subsidiaries, (2) Debt Securities issued pursuant to the Subordinated Indenture and guarantees in respect of such Debt Securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to Debt Securities issued pursuant to the Subordinated Indenture) or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to Debt Securities issued pursuant to the Subordinated Indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
If this prospectus is being delivered in connection with a series of subordinated securities, the applicable prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Collection of Indebtedness
The Indentures also provide that if we fail to make payment of principal, premium (if any), interest or any mandatory sinking fund requirements on the Debt Securities (and in the case of payment of interest or any mandatory sinking fund payment, such failure to pay shall have continued for 30 days) we will, upon demand of the Trustee, pay to it, for the benefit of the holders of the Debt Securities, the whole amount then due and payable on the Debt Securities for principal or premium (if any) and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities and such further amounts to cover the costs and expenses of collection. The Indentures further provide that if we fail to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.
Satisfaction and Discharge
We may satisfy and discharge our obligations under either Indenture if, at any time, (1) we have delivered to the Trustee for cancellation all Debt Securities of any series authenticated or (2) all Debt Securities of such series not previously delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we deposit or cause to be deposited with the Trustee as trust funds (a) an amount of money which will be sufficient or (b) government obligations, the principal and interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient or (c) a combination of (a) and (b) which will be sufficient, to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium (if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be.
If we satisfy and discharge our obligations under either Indenture and we pay or cause to be paid all other sums payable by us under the applicable Indenture with respect to such series, then the applicable Indenture will cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of and at our cost and expense, shall execute instruments acknowledging satisfaction of and discharging the applicable Indenture with respect to the Debt Securities of such series. We agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with the applicable Indenture or the Debt Securities of such series.
In addition, we will be discharged from any and all obligations in respect of the Debt Securities of any series (except in each case of certain obligations) if (i) we deposit with the Trustee, in trust, money, government obligations, or a combination thereof, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities, (ii) we deliver to the Trustee an opinion of counsel to the effect that the deposit and related discharge would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes, or a copy of a ruling or other formal statement or action to such effect received from or published by the United States Internal Revenue Service and (iii) satisfy certain other requirements under the applicable Indenture.
No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees
No recourse under or upon any of our obligations, covenants or agreements in the Indentures or a supplemental indenture or in any Debt Securities issued under the Indentures or because of the creation of any indebtedness represented thereby, shall be had against any of our incorporators or any of our (or any successor corporation’s) past, present or future stockholders, officers or directors. Each holder, by accepting notes issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities. This waiver may not be effective to waive liabilities under the federal securities laws.
Reports to Holders and SEC Reports
We will file with the Trustee or post to the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (“EDGAR”) the information, documents and other reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the information, documents or reports are required to be filed with the SEC. In addition, we will also file with the Trustee (or post to EDGAR) and file with the SEC such additional information, documents and reports with respect to our compliance with the conditions and covenants provided for in the Indentures as may be required from time to time by the rules and regulations prescribed by the SEC. We will also transmit to all holders of each series of Debt Securities such summaries of any information, documents and reports required to be filed by us with respect to each such series pursuant to the Indentures as may be required from time to time by the rules and regulations prescribed by the SEC within 30 days after filing thereof with the Trustee or posting thereof to EDGAR.
Notices
Any notice or demand required or permitted to be given or served by the Trustee or by the holders of Debt Securities to or on us may be given or served by postage prepaid first class mail or overnight courier addressed (until another address is filed by us with the Trustee) as follows: Piedmont Natural Gas Company, Inc., 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Corporate Secretary.
Any notice, direction, request or demand by any holder of the Debt Securities or by the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, if given or made in writing as follows: 10161 Centurion Parkway N., Jacksonville, Florida 32256, Attention: Corporate Trust Administration.
Notices to holders of certificated Debt Securities will be mailed to them at their registered addresses. Any notice or communication mailed to a registered holder shall be mailed to the holder at the holder’s address as it appears on the Debt Security register maintained by of the Debt Security registrar and shall be sufficiently given if so mailed within the time prescribed. Notices to holders of book-entry Debt Securities will be given to the depositary in accordance with its applicable procedures.
Title
We, the Trustee and any of our agents may deem the person in whose name such Debt Security shall be registered upon our books (which, in the case of Debt Securities represented by a global security, shall be the Depositary or its nominee) to be the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment and for all other purposes.
Governing Law
The Indentures, are and the Debt Securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
The Trustee will be under no obligation to expend or risk its own funds or to incur any personal financial liability in the performance of its duties under the Indentures, or in the exercise of any of its rights or powers under the Indentures, if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indentures. We may from time to time enter into commercial banking relationships with affiliates of the Trustee. Notice to the Trustee should be directed to:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway N.
Jacksonville, Florida 32256
Attention: Corporate Trust Administration

GLOBAL SECURITIES
Piedmont Natural Gas Company may issue the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Piedmont Natural Gas Company will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.
As long as the securities depositary or its nominee is the registered holder of a global security representing securities described in this prospectus, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:
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may not have the global security or any securities it represents registered in their names;

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may not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

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will not be considered the owners or holders of the global security or any securities it represents for any purposes under the applicable securities or the related mortgage or indenture.

Piedmont Natural Gas Company will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing securities described in this prospectus is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the securities depositary, with respect to participants’ interests; and

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any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing securities described in this prospectus, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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Piedmont Natural Gas Company;

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the applicable trustee; or

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an agent of either of them.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus in any of the following ways:
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to or through underwriters;

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to or through dealers;

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through agents;

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directly to purchasers through a specific bidding, ordering or auction process or otherwise;

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through any combination of these methods of sale; or

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through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:
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the name or names of any underwriters;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Underwriters named in an applicable supplement are, and dealers and agents named in an applicable supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.
Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange.

EXPERTS
The consolidated financial statements, incorporated into this prospectus by reference from Piedmont Natural Gas Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES
Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Piedmont Natural Gas Company, Inc., and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation’s website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC.
Piedmont Natural Gas Company incorporates by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed:
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Annual Report on Form 10-K for the year ended December 31, 2018;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019; and

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Current Reports on Form 8-K filed on March 21, 2019 , May 3, 2019 and May 24, 2019.

We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Piedmont Natural Gas Company, Inc. and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Piedmont Natural Gas Company, Inc. and its consolidated subsidiaries) contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Piedmont Natural Gas Company, Inc.
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.